Exhibit 99

Media Contact:	Tom Robinson
816-556-2902

Invester Contact:	Todd Allen
816-556-2083

GREAT PLAINS ENERGY ANNOUNCES SECOND QUARTER FINANCIAL RESULTS
Increasing 2006 Core Earnings Guidance

Kansas City, MO, August 2, 2006 - Great Plains Energy Incorporated (NYSE:GXP) today announced core earnings of $41.7 million or $0.54 per share in the second quarter of 2006, compared to $23.6 million or $0.32 per share in the second quarter of 2005. Reported earnings were $37.2 million or $0.48 per share, compared to second quarter 2005 earnings of $21.5 million or $0.29 per share. Core earnings exclude net mark-to-market gains and losses on energy contracts and other items. Reported earnings are reconciled to core earnings in attachments B and C.

Strategic Energy’s core earnings in the second quarter of 2006 were higher than last year, with improved gross margins more than offsetting lower delivered volumes. Higher core earnings in the second quarter of 2006 compared to the same quarter last year were also driven by weather-driven retail revenue, higher wholesale prices and lower purchased power expense that more than offset higher fuel costs at Kansas City Power & Light (KCP&L).

For the first six months of 2006, core earnings were $66.1 million or $0.87 per share, compared to $40.5 million or $0.54 per share for the same period last year. Reported earnings for the first six months were $34.7 million or $0.46 per share, compared to $41.3 million or $0.55 per share for same period last year. Year to date core earnings growth was largely driven by the same factors that drove increased earnings in the second quarter, including gross margin improvements at Strategic Energy, and favorable weather, higher wholesale prices and lower purchased power expense at KCP&L.

“Great Plains Energy’s operating performance in the first half of 2006, particularly at Strategic Energy, has led to an increase in our core earning guidance for the year by $0.10 cents per share,” said Chairman Mike Chesser. Chesser continued, “KCP&L has experienced new winter and summer peaks in the last few quarters, underscoring the growing demand for electricity and need for our Comprehensive Energy Plan.”

Great Plains Energy is increasing 2006 core earnings guidance to a range of $1.85 to $2.10, compared to the previous range of $1.75 to $2.00 (see table G). The company is increasing Strategic Energy’s segment guidance to $0.26 to $0.32 per share, compared to the previous guidance range of $0.16 to $0.22.

Kansas City Power & Light

KCP&L core earnings were $38.9 million or $0.51 per share in the second quarter of 2006, compared to $29.1 million or $0.39 per share last year. Reported earnings were $35.8 million or $0.47 per share, compared to second quarter 2005 reported earnings of $29.1 million or $0.39 per share.

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Revenues for the second quarter of 2006 were $290.9 million, compared to $272.1 million for the second quarter last year. Retail revenue increased by $9.9 million to $241.8 compared to last year due primarily to 53% warmer than normal weather. Wholesale revenues in the second quarter 2006 also increased to $46.2 million, up $8.9 million compared to the second quarter last year. The increase in wholesale revenues was driven by a 23% increase in average wholesale prices. Wholesale volumes rose slightly as the absence of last year’s Wolf Creek refueling outage was largely offset by higher retail usage and coal conservation measures, as well as planned and unplanned outages. Included among these outages was the planned installation of the new Hawthorn 5 transformer in late June, which returned the unit to its full 563MW net capacity.

Higher fuel prices, increased fuel usage and an unfavorable fuel mix compared to last year led to a 25% increase in fuel costs in the second quarter of 2006. The higher fuel costs more than offset the benefit of lower purchased power expense. The regulatory accounting treatment of pension costs, which was implemented retroactively in the third quarter of 2005, positively impacted earnings, excluding the pension settlement charges related to the skill set realignment, by $1.6 million for the three months ended June 30, 2006 compared to the same period last year.

Year to date June 30, 2006, KCP&L’s core earnings were $56.7 million, compared to $39.9 million in the first half of 2005. Reported year to date earnings were $47.8 million, compared to $39.9 million last year. The increase in core earnings during the first half of 2006 was largely attributable to the same factors that drove the core earnings increase in the second quarter, as well as the absence of costs resulting from the 2005 ice storm.

During the second quarter of 2006, progress on KCP&L’s Comprehensive Energy Plan projects continued. The remaining permits required for construction of Iatan 2 were issued, and the co-owners signed the co-ownership agreement. Construction is anticipated to begin later this year. The 100MW wind facility is currently under construction and remains on schedule for completion in Fall 2006. The LaCygne 1 environmental retrofit project is on track for completion in the first half of 2007.

Strategic Energy

Strategic Energy core earnings, which exclude net mark-to-market gains and losses on energy contracts, were $5.4 million or $0.07 per share in the second quarter, compared to $2.2 million or $0.03 per share in the same period last year. Reported earnings were $4.2 million or $0.05 per share, compared to earnings of $3.7 million or $0.05 per share in the second quarter of 2005. The increase in core earnings was driven by improved average retail gross margins, primarily due to the absence of transitional SECA charges, which more than offset lower delivered volumes compared to the second quarter last year. Strategic Energy’s delivered volumes decreased to 3.9 million MWhs during the second quarter, compared to 5.2 million MWhs last year, reflecting the challenging sales environment experienced during much of 2004 and 2005.

Strategic Energy continues to benefit from successful marketing efforts and a more favorable sales environment in several states. Total backlog at Strategic Energy continued to increase, growing 40% in the second quarter of 2006 compared to the same period last year to 25.7

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million MWhs. New sales volume rose to 7.6 million MWhs in the second quarter of 2006, compared to 3.9 million MWhs in the same period in 2005. Delivered volume during the first six months, combined with 2006 backlog, totaled 16.1 million MWhs at the end of the second quarter, compared to 13.8 million MWhs at the end of first quarter. Average contract durations of 16 months in the second quarter of 2006 compared favorably to 14 months in the same quarter last year, but were slightly lower than the 18 months reported in the first quarter of 2006.

Average retail gross margin per MWh in the second quarter of 2006 was $5.32. Excluding $2.0 million in net mark-to-market losses on energy contracts, average retail gross margin per MWh was $5.84, compared to an average retail gross margin per MWh, excluding net mark-to-market gains on energy contracts, of $3.33 last year. The year over year difference in gross margin per MWh reflects a $2.22 net SECA impact. Average retail gross margin on new sales during the second quarter of 2006 was $3.74, which excludes potential portfolio optimization benefits.

KLT Investments and “Other”

Second quarter 2006 core earnings from KLT Investments were $1.4 million or $0.02 per share, compared to a loss of $2.5 million or $0.03 per share in the second quarter of 2005. In the first six months of 2006, core earnings were $2.1 million or $0.03 per share, compared to $0.5 million or $0.01 per share last year. For both the quarter and year to date periods, the increases are attributable to the timing of reductions in affordable housing investments partially offset by a decline in available tax credits from the investments.

In the second quarter of 2006 the “other” category loss was $4.0 million compared to a loss of $5.2 million in the same period last year on a core earnings basis. The loss per share was $0.06 in the second quarter of 2006 versus $0.07 in the second quarter of 2005. Year to date, the “other” category loss was $8.3 million or $0.11 per share on a core earnings basis, compared to $12.0 million or $0.17 per share in the first six months of 2005.

Non-GAAP Financial Measure
Great Plains Energy provides in its earnings releases descriptions of “core earnings” in addition to earnings calculated in accordance with GAAP. Great Plains Energy also provides its earnings guidance in terms of core earnings. Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. Core earnings for historical periods are reconciled to GAAP earnings in Attachments B and C.

The Company believes core earnings provide to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. These items are excluded from core earnings because they may not be indicative of Great Plains Energy’s prospective earnings potential. Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as an unusual item. Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors. Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies.

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Great Plains Energy Incorporated (NYSE:GXP) headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest, and Strategic Energy L.L.C., a competitive electricity supplier. The Company's web site is www.greatplainsenergy.com.

CERTAIN FORWARD-LOOKING INFORMATION -- Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and Great Plains Energy; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; application of critical accounting policies, including, but not limited to, those related to derivatives and pension liabilities; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities and other risks and uncertainties. Other risk factors are detailed from time to time in the Company’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.

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Attachment A
GREAT PLAINS ENERGY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Year to Date
	June 30		June 30
	2006	2005	2006	2005
Operating Revenues	(thousands, except per share amounts)
Electric revenues - KCP&L	$290,891	$272,083	$531,281	$505,298
Electric revenues - Strategic Energy	350,506	359,172	668,518	670,488
Other revenues	707	466	1,490	1,049
Total	642,104	631,721	1,201,289	1,176,835
Operating Expenses
Fuel	56,197	44,803	103,597	86,293
Purchased power - KCP&L	8,570	16,797	13,687	28,287
Purchased power - Strategic Energy	329,347	338,836	655,105	616,702
Skill set realignment costs	5,123	-	14,516	-
Other	79,650	84,375	155,885	164,270
Maintenance	24,899	20,552	47,489	49,910
Depreciation and amortization	39,250	38,241	78,196	76,103
General taxes	27,764	26,566	55,408	52,422
Gain on property	(696)	(994)	(597)	(1,513)
Total	570,104	569,176	1,123,286	1,072,474
Operating income	72,000	62,545	78,003	104,361
Non-operating income	3,904	9,847	6,889	11,771
Non-operating expenses	(1,311)	(9,657)	(3,452)	(10,972)
Interest charges	(17,816)	(18,386)	(35,139)	(35,873)
Income from continuing operations before income
taxes, minority interest in subsidiaries and loss
from equity investments	56,777	44,349	46,301	69,287
Income taxes	(18,831)	(9,805)	(10,201)	(15,096)
Minority interest in subsidiaries	-	(8,693)	-	(7,805)
Loss from equity investments, net of income taxes	(289)	(344)	(579)	(689)
Income from continuing operations	37,657	25,507	35,521	45,697
Discontinued operations, net of income taxes	-	(3,606)	-	(3,606)
Net income	37,657	21,901	35,521	42,091
Preferred stock dividend requirements	412	412	823	823
Earnings available for common shareholders	$37,245	$21,489	$34,698	$41,268

Average number of common shares outstanding	76,997	74,592	75,834	74,515

Basic and diluted earnings (loss) per common share
Continuing operations	$0.48	$0.34	$0.46	$0.60
Discontinued operations	-	(0.05)	-	(0.05)
Basic and diluted earnings per common share	$0.48	$0.29	$0.46	$0.55

Cash dividends per common share	$0.415	$0.415	$0.83	$0.83

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Attachment B

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Three Months Ended June 30
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
	2006	2005	2006	2005
	(millions)
KCP&L	$35.8	$29.1	$0.47	$0.39
Strategic Energy	4.2	3.7	0.05	0.05
KLT Investments	1.4	(2.5)	0.02	(0.03)
Other	(3.8)	(4.8)	(0.05)	(0.06)
Income from continuing operations	37.6	25.5	0.49	0.35
KLT Gas discontinued operations,
net of income taxes	-	(3.6)	-	(0.05)
Preferred dividends	(0.4)	(0.4)	(0.01)	(0.01)
Earnings available for common shareholders	$37.2	$21.5	$0.48	$0.29

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$37.2	$21.5	$0.48	$0.29
Reconciling items
KCP&L - skill set realignment costs	3.1	-	0.04	-
Strategic Energy - mark-to-market impacts
from energy contracts	1.2	(1.5)	0.02	(0.02)
Other - skill set realignment costs	0.2	-	-	-
KLT Gas - discontinued operations	-	3.6	-	0.05
Core earnings	$41.7	$23.6	$0.54	$0.32

Core earnings
KCP&L	$38.9	$29.1	$0.51	$0.39
Strategic Energy	5.4	2.2	0.07	0.03
KLT Investments	1.4	(2.5)	0.02	(0.03)
Other	(4.0)	(5.2)	(0.06)	(0.07)
Core earnings	$41.7	$23.6	$0.54	$0.32

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Attachment C
GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Year to Date June 30
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
	2006	2005	2006	2005
	(millions)
KCP&L	$47.8	$39.9	$0.63	$0.54
Strategic Energy	(6.7)	16.5	(0.09)	0.22
KLT Investments	2.1	0.5	0.03	0.01
Other	(7.7)	(11.2)	(0.10)	(0.16)
Income from continuing operations	35.5	45.7	0.47	0.61
KLT Gas discontinued operations,
net of income taxes	-	(3.6)	-	(0.05)
Preferred dividends	(0.8)	(0.8)	(0.01)	(0.01)
Earnings available for common shareholders	$34.7	$41.3	$0.46	$0.55

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$34.7	$41.3	$0.46	$0.55
Reconciling items
KCP&L - skill set realignment costs	8.9	-	0.12	-
Strategic Energy - mark-to-market impacts
from energy contracts	22.3	(4.4)	0.29	(0.06)
Other - skill set realignment costs	0.2	-	-	-
KLT Gas - discontinued operations	-	3.6	-	0.05
Core earnings	$66.1	$40.5	$0.87	$0.54

Core earnings
KCP&L	$56.7	$39.9	$0.75	$0.54
Strategic Energy	15.6	12.1	0.20	0.16
KLT Investments	2.1	0.5	0.03	0.01
Other	(8.3)	(12.0)	(0.11)	(0.17)
Core earnings	$66.1	$40.5	$0.87	$0.54

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Attachment D

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Three Months Ended June 30, 2006
(Unaudited)

Consolidated			Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$642.1	$290.9	$351.2	$-
Fuel	(56.2)	(56.2)	-	-
Purchased power	(337.9)	(8.6)	(329.3)	-
Skill set realignment costs	(5.1)	(4.9)	-	(0.2)
Other operating expense	(132.3)	(116.7)	(13.4)	(2.2)
Depreciation and amortization	(39.3)	(37.3)	(2.0)	-
Gain on property	0.7	0.7	-	-
Operating income	72.0	67.9	6.5	(2.4)
Non-operating income (expenses)	2.6	1.6	1.0	-
Interest charges	(17.8)	(15.0)	(0.6)	(2.2)
Income taxes	(18.9)	(18.7)	(2.7)	2.5
Loss from equity investments	(0.3)	-	-	(0.3)
Net income (loss)	$37.6	$35.8	$4.2	$(2.4)
Earnings (loss) per GPE common share	$0.48	$0.47	$0.05	$(0.04)

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Year to Date June 30, 2006
(Unaudited)

	Consolidated		Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$1,201.3	$531.3	$670.0	$-
Fuel	(103.6)	(103.6)	-	-
Purchased power	(668.8)	(13.7)	(655.1)	-
Skill set realignment costs	(14.5)	(14.2)	-	(0.3)
Other operating expense	(258.8)	(228.1)	(25.9)	(4.8)
Depreciation and amortization	(78.2)	(74.3)	(3.9)	-
Gain on property	0.6	0.6	-	-
Operating income (loss)	78.0	98.0	(14.9)	(5.1)
Non-operating income (expenses)	3.4	2.3	1.9	(0.8)
Interest charges	(35.1)	(29.9)	(0.9)	(4.3)
Income taxes	(10.2)	(22.6)	7.2	5.2
Loss from equity investments	(0.6)	-	-	(0.6)
Net income (loss)	$35.5	$47.8	$(6.7)	$(5.6)
Earnings (loss) per GPE common share	$0.46	$0.63	$(0.09)	$(0.08)

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Attachment E

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2006	2005
ASSETS	(thousands)
Current Assets
Cash and cash equivalents	$96,176	$103,068
Restricted cash	-	1,900
Receivables, net	290,330	259,043
Fuel inventories, at average cost	29,912	17,073
Materials and supplies, at average cost	58,193	57,017
Deferred income taxes	31,469	-
Assets of discontinued operations	-	627
Derivative instruments	14,944	39,189
Other	18,184	13,001
Total	539,208	490,918
Nonutility Property and Investments
Affordable housing limited partnerships	25,440	28,214
Nuclear decommissioning trust fund	94,991	91,802
Other	16,284	17,291
Total	136,715	137,307
Utility Plant, at Original Cost
Electric	5,049,618	4,959,539
Less-accumulated depreciation	2,392,022	2,322,813
Net utility plant in service	2,657,596	2,636,726
Construction work in progress	219,646	100,952
Nuclear fuel, net of amortization of $123,062 and $115,240	41,355	27,966
Total	2,918,597	2,765,644
Deferred Charges and Other Assets
Regulatory assets	205,195	179,922
Prepaid pension costs	83,514	98,295
Goodwill	88,139	87,624
Derivative instruments	4,281	21,812
Other	45,526	52,204
Total	426,655	439,857
Total	$4,021,175	$3,833,726

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Attachment E continued

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2006	2005
LIABILITIES AND CAPITALIZATION	(thousands)
Current Liabilities
Notes payable	$-	$6,000
Commercial paper	82,400	31,900
Current maturities of long-term debt	389,902	1,675
Accounts payable	215,926	231,496
Accrued taxes	61,458	37,140
Accrued interest	13,680	13,329
Accrued payroll and vacations	29,385	36,024
Accrued refueling outage costs	14,996	8,974
Deferred income taxes	-	1,351
Supplier collateral	-	1,900
Liabilities of discontinued operations	-	64
Derivative instruments	50,067	7,411
Other	24,601	25,658
Total	882,415	402,922
Deferred Credits and Other Liabilities
Deferred income taxes	608,070	621,359
Deferred investment tax credits	28,175	29,698
Asset retirement obligations	153,697	145,907
Pension liability	89,667	87,355
Regulatory liabilities	73,899	69,641
Derivative instruments	27,127	7,750
Other	63,602	65,787
Total	1,044,237	1,027,497
Capitalization
Common shareholders' equity
Common stock-150,000,000 shares authorized without par value
80,267,216 and 74,783,824 shares issued, stated value	890,425	744,457
Retained earnings	458,291	488,001
Treasury stock-45,680 and 43,376 shares, at cost	(1,367)	(1,304)
Accumulated other comprehensive loss	(43,020)	(7,727)
Total	1,304,329	1,223,427
Cumulative preferred stock $100 par value
3.80% - 100,000 shares issued	10,000	10,000
4.50% - 100,000 shares issued	10,000	10,000
4.20% - 70,000 shares issued	7,000	7,000
4.35% - 120,000 shares issued	12,000	12,000
Total	39,000	39,000
Long-term debt	751,194	1,140,880
Total	2,094,523	2,403,307
Commitments and Contingencies
Total	$4,021,175	$3,833,726

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Attachment F
GREAT PLAINS ENERGY
Statistical Summary

	Three Months Ended		Year to Date
	June 30		June 30
	2006	2005	2006	2005
KCP&L
Retail revenues (millions)	$241.8	$231.9	$431.0	$421.4
Wholesale revenues (millions)	$46.2	$37.3	$93.7	$76.4
Average non-firm wholesale price per MWh	$47.02	$38.37	$48.68	$36.49
Wholesale MWh sales (thousands)	1,078	1,038	2,182	2,248
Cooling degree days	571	448	571	448
Equivalent availability - coal plants	80%	82%	80%	80%
Capacity factor - coal plants	71%	78%	71%	76%

Strategic Energy
Average retail gross margin per MWh	$5.32	$3.87	$1.76	$5.43
Change in fair value related to non-hedging energy
contracts and from cash flow hedge ineffectiveness	0.52	(0.54)	4.97	(0.80)
Average retail gross margin per MWh without fair
value impacts [1]	$5.84	$3.33	$6.73	$4.63

MWhs delivered (thousands)	3,974	5,136	7,636	9,761
MWhs delivered plus current year backlog (thousands)	N/A	N/A	16,090	18,679
Average duration - new and resigned contracts (months)	16	14	17	14
MWh sales (thousands)	7,560	3,918	14,862	6,887
Retention rate	54%	69%	52%	71%
Retention rate including month to month customers	65%	83%	63%	81%
[1]This is a non-GAAP financial measure that differs from GAAP because it excludes the impact of unrealized fair value gains or losses. Management believes this measure is more reflective of average retail gross margins on MWhs delivered due to the non-cash nature and volatility of changes in fair value related to non-hedging energy contracts and from cash flow hedge ineffectiveness. Management and the Board of Directors use this as a measurement of Strategic Energy's realized retail gross margin per delivered MWH, which are settled upon delivery at contracted prices.

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Attachment G

GREAT PLAINS ENERGY
2006 Core Earnings Guidance

	Previous Range			Revised Range
Kansas City Power & Light	$ 1.74	-	$ 1.89	$ 1.74	-	$ 1.89

Strategic Energy	0.16	-	0.22	0.26	-	0.32

KLT Investments	0.06	-	0.07	0.06	-	0.07

Other [1]	(0.21)	-	(0.18)	(0.21)	-	(0.18)

Consolidated core EPS [2,3]	$ 1.75	-	$ 2.00	$ 1.85	-	$ 2.10

[1]	Other includes Home Service Solutions, Holding Company costs and other miscellaneous items

[2]	Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. The Company believes core earnings provide to investors a more meaningful indicator of its results that is comparable among periods because it excludes the effects of items that may not be indicative of Great Plains Energy’s prospective earnings potential.

[3]	Great Plains Energy is unable to reconcile its core earnings guidance to GAAP earnings per share because we do not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts. The impact of these items could be material to our operating results in accordance with GAAP.
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